As filed with the Securities and Exchange Commission on September 7, 2016
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LSI INDUSTRIES INC.
(Exact name of Registrant as Specified in its Charter)

Ohio (State Or Other Jurisdiction Of Incorporation Or Organization)	10000 Alliance Road Cincinnati, Ohio 45242 (513) 793-3200 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	31-0888951 (IRS Employer Identification Number)

F. Mark Reuter, Esq.
Keating Muething & Klekamp PLL
One East Fourth Street, Suite 1400
Cincinnati, Ohio  45202
Telephone:  (513) 579-6469
Facsimile:  (513) 579-6457
(Name, Address and Telephone Number of Agent for Service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.
______________________
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon the filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. ☐
Large accelerated filer ☐ Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)                Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)(3)	Proposed Maximum Aggregate Offering Price Per Unit (3)	Proposed Maximum Aggregate Offering Price (3)(4)	Amount of Registration Fee (9)
Primary Offering
Common Stock
Preferred Stock
Debt Securities (5)
Warrants (6)
Depositary Shares (7)
Units (8)

Total	$100,000,000	100%	$100,000,000	$10,070

(1)	These offered securities may be sold separately, together or as units with other offered securities.
(2)
These offered securities are being registered as an indeterminate number of securities and shall have an aggregate offering price not to exceed $100,000,000.  This total amount also includes such securities as may, from time to time, be issued upon conversion or exchange of securities registered under this Registration Statement, to the extent any such securities are, by their terms, convertible or exchangable for other securities. This registration statement shall also cover any additional securities to be offered or issued from share splits, share dividends, recapitalizations or similar transactions.

(3)
This fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance of securities. The proposed maximum offering price has been estimated solely for the purpose of calculating the registration fee.  In no event will the aggregate maximum offering price of all securities issued under this Registration Statement exceed $100,000,000, and the amount registered is not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D to Form S-3 under the Securities Act of 1933.

(4)
The proposed maximum aggregate offering price has been estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act") and excludes accrued interest, distributions and dividends, if any.

(5)
An indeterminate number of Debt Securities of the Registrant as may be sold from time to time are being registered under this Registration Statement. Debt Securities may be senior or subordinated. If any debt securities are issued at an original issue discount, then such greater amount as may be sold for an aggregate initial offering price of up to the proposed aggregate offering price set forth above.

(6)
An indeterminate number of Warrants of the Registrant as may be sold from time to time are being registered under this Registration Statement. Warrants may be exercised to purchase Common Stock, Preferred Stock or Debt Securities.

(7)
Each Depositary Share will be issued under a deposit agreement and will be evidenced by a Depositary Receipt representing an interest in all or a specified portion of a share of Preferred Stock. If the Registrant elects to offer to the public fractional interests in shares of the Preferred Stock registered under this Registration Statement, Depositary Receipts will be distributed to those persons purchasing such fractional interests and shares of Preferred Stock will be issued to the depositary under the deposit agreement. No separate consideration will be received for Depositary Shares.

(8)
Any securities registered under this Registration Statement may be sold as units with other securities registered under this Registration Statement.  Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.

(9)	The Registrant previously paid registration fees of $11,594 pursuant to a previously filed Registration Statement on Form S-3, File No. 333-191032, originally filed by the Registrant with the Securities and Exchange Commission on September 6, 2013 (the "Prior Registration Statement"), of which $7,209.68 was offset from a previously filed Registration Statement and $4,384.32 was paid at the time of the filing of the Prior Registration Statement. $85,000,000 of the Registrant's securities registered pursuant to the Prior Registration Statement remain unsold, resulting in all $4,384.32 in registration fees paid at the time of the filing of the Prior Registration Statement remaining unused. Pursuant to Rule 457(p) of the Securities Act, the Registrant hereby uses these unused registration fees from the Prior Registration Statement to offset the registration fees associated with this Registration Statement, resulting in net registration fees of $5,685.68 payable upon filing of this Registration Statement.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed.  We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION DATED SEPTEMBER 7, 2016
Prospectus

$100,000,000

Common Stock, Preferred Stock, Debt Securities, Warrants,
Depositary Shares and Units

By this prospectus and an accompanying prospectus supplement, we may from time to time offer and sell, in one or more offerings, up to $100,000,000 any combination of common stock, preferred stock, debt securities, warrants, depositary shares and units.
We will provide you with more specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.
We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering.  We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis.  The supplements to this prospectus will provide the specific terms of the plan of distribution.
Our common stock is listed on the NASDAQ Global Select Market under the symbol "LYTS."
Investing in our securities involves risks. See "Risk Factors" beginning on page 4.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is September __, 2016

TABLE OF CONTENTS
Page
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
INFORMATION INCORPORATED BY REFERENCE
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS
LSI INDUSTRIES INC.
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DESCRIPTION OF THE SECURITIES WE MAY OFFER
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF UNITS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement filed with the Securities and Exchange Commission using a "shelf" registration process.  Under this shelf process, we may sell the securities described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the securities which may be offered.  Each time securities are offered for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering.  The prospectus supplement may also add or update information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with additional information described below under "Where You Can Find More Information" and "Information Incorporated by Reference."
The registration statement that contains this prospectus (including the exhibits) contains additional important information about us and the securities we may offer under this prospectus.  Specifically, we have filed certain legal documents that establish the terms of the securities offered by this prospectus as exhibits to the registration statement.  We will file certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC.  That registration statement and the other reports can be read at the SEC website or at the SEC offices referenced below under the following heading.
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.
In this prospectus, unless the context otherwise requires, references to "we," "us," "our" or LSI refer to LSI Industries Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and other reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.  You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  Please call the SEC at 1−800−SEC−0330 for further information on the Public Reference Room.  Our Annual Report on Form 10−K, Quarterly Reports on Form 10−Q, and Current Reports on Form 8−K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") can also be accessed free of charge through the Internet.  These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.
We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities.  The registration statement, including the attached exhibits, contains additional relevant information about us and the securities.  This prospectus does not contain all of the information set forth in the registration statement.  You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.  The registration statement and the documents referred to below under "Information Incorporated by Reference" and our other SEC filings are also available free of charge by accessing the "Investors" section on our Internet website, http://www.lsi-industries.com.  We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents.  The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.  We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8−K that are not deemed "filed" pursuant to the General Instructions of Form 8−K):
•	our Annual Report on Form 10−K for the year ended June 30, 2016;
•	our Current Report(s) on Form 8−K filed on July 5, 2016, July 22, 2016 and August 22, 2016 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01); and
•	the description of our common stock contained in our Registration Statement on Form 8−A as filed with the SEC on or about April 11, 1985.
We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC.  Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.
This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus.  You should rely only on the information incorporated by reference or provided in this prospectus.  We have not authorized anyone else to provide you with different information.  You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.
Requests for such documents should be directed to:
Investor Relations
LSI Industries Inc.
10000 Alliance Road
Cincinnati, Ohio 45242
Telephone:  (513) 793-3200

You may also access the documents incorporated by reference in this prospectus free of charge through the "Investors" section of our website at http://www.lsi-industries.com.  Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

RISK FACTORS
Investing in our securities involves risk. Please see the risk factors set forth in Part I, Item 1A in our Annual Report on Form 10-K for our most recent fiscal year, as updated by our quarterly reports on Form 10-Q and other filings we make with the SEC, as incorporated by reference in this prospectus.  Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities.  Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.  These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS
This prospectus (including the information incorporated by reference) contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements anticipate results based on our estimates, assumptions and plans that are subject to uncertainty.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  All statements in this prospectus and any accompanying prospectus supplement not dealing with historical results or current facts are forward-looking and are based on estimates, assumptions and projections. Statements which include the words "believes", "seeks", "expects", "may", "should", "will", "projects", "intends", "likely", "targets", "plans", "anticipates", "estimates" or the negative version of those words and similar statements of a future or forward-looking nature identify forward-looking statements.
Factors that could cause actual results to differ from those in the forward-looking statements may accompany the statements themselves.  In addition, generally applicable factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements are and will be discussed in our reports on Forms 10-K, 10-Q and 8-K incorporated by reference in this prospectus.
All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements.  These risks and uncertainties include, but are not limited to, the impact of competitive products and services, product demand and market acceptance risks, potential costs associated with litigation and regulatory compliance, reliance on key customers, financial difficulties experienced by customers, the cyclical and seasonal nature of our business, the adequacy of reserves and allowances for doubtful accounts, fluctuations in operating results or costs whether as a result of uncertainties inherent in tax and accounting matters or otherwise, unexpected difficulties in integrating acquired businesses, the ability to retain key employees of acquired businesses, unfavorable economic and market conditions, the results of asset impairment assessments and the other risk factors that are identified herein.  We do not undertake any obligation to publicly update or review any forward-looking statement.
LSI INDUSTRIES INC.

We are a customer-centric company that positions itself as a value-added, trusted partner in developing superior image solutions through our world-class lighting, graphics, and technology capabilities.  Our core strategy of "Lighting + Graphics + Technology = Complete Image Solutions" differentiates us from our competitors.

We are committed to advancing solid-state LED technology to make affordable, high performance, energy-efficient lighting and custom graphic products that bring value to our customers.  We have a vast offering of innovative solutions for virtually any lighting or graphics application.  In addition, we provide sophisticated lighting and energy management control solutions to help customers manage their energy performance.  Further, we provide a full range of design support, engineering, installation and project management services to our customers.

We are a vertically integrated U.S.-based manufacturer concentrating on serving customers in North America and Latin America.  Our major markets include commercial / industrial lighting, petroleum / convenience store and multi-site retail (including automobile dealerships, restaurants and national retail accounts).  Headquartered in Cincinnati, Ohio, LSI has facilities in Ohio, California, Kansas, Kentucky, New York, North Carolina, Oregon, Rhode Island and Texas.

SEC filings, news releases, our Code of Ethics applicable to directors, officers and employees and other information may be accessed free of charge through our website at
http://www.lsi-industries.com.  Other than the information specifically incorporated by reference in this prospectus, information on our website is not part of this prospectus.
RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	2016	2015	2014	2013	2012
Earnings
Pre-tax earnings	$14,004	$7,514	$2,267	$ 615	$ 6,191
Fixed charges	806	758	746	744	862
Amortization of capitalized interest	0	0	0	0	0
Interest capitalized	0	0	0	0	0
	$14,810	$8,272	$3.013	$ 1,359	$ 7,053

Fixed Charges
Interest costs	$36	$45	$68	$ 62	$ 165
Amortization of debt issuance costs	0	0	0	0	0
Interest capitalized	0	0	0	0	0
Interest component of rental expense	770	713	678	682	697
	$806	$758	$746	$ 744	$ 862

Ratio	18.37	10.91	4.04	1.83	8.18

USE OF PROCEEDS
Unless otherwise indicated in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of any securities offered by us for general corporate purposes, which may include the repayment of any outstanding debt.  Until the net proceeds are used for these purposes, we may deposit them in interest-bearing accounts or invest them in short-term marketable securities.  The specific allocations, if any, of the proceeds from the sale of any of the securities will be described in the prospectus supplement relating to the offering of the securities.
DESCRIPTION OF THE SECURITIES WE MAY OFFER
We may issue, in one or more offerings, any combination of common stock, preferred stock, senior or subordinated debt securities, warrants, depositary shares and units.
This prospectus contains a summary of the general terms of the various securities that we may offer.  The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities.  The summary in this prospectus and in any prospectus supplement does not describe every aspect of the securities and is subject to and qualified in its entirety by reference to all applicable provisions of the documents relating to the securities offered.  These documents are or will be filed as exhibits to or incorporated by reference in the registration statement.
In addition, the prospectus supplement will set forth the terms of the offering, the initial public offering price and net proceeds to us.  Where applicable, the prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange.
DESCRIPTION OF COMMON STOCK
This section summarizes the general terms of the common stock that we may offer.  The prospectus supplement relating to the common stock offered will set forth the number of shares offered, the initial offering price and recent market prices, dividend information and any other relevant information.  The summary in this section and in the prospectus supplement does not describe every aspect of the common stock and is subject to and qualified in its entirety by reference to all the provisions of our Articles of Incorporation and Amended and Restated Code of Regulations and to the provisions of the Ohio Revised Code.
The total number of authorized shares of common stock is 40,000,000.  The board of directors is authorized to issue additional shares at any time for consideration approved by the board in accordance with Ohio law.
Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders and have the right to cumulate their votes in the election of directors. Holders of common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred shares or debt securities.
Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution.
As of September 1, 2016, we had 24,984,547 shares of common stock outstanding.  Shares of common stock carry no conversion, preemptive, or subscription rights and are not subject to redemption.  All outstanding shares of common stock are, and any shares of common stock issued upon conversion of any convertible securities will be, fully paid and non-assessable.
Our common stock is listed on the NASDAQ Global Select Market and trades under the symbol "LYTS."  Our registrar and transfer agent is Computershare Trust Company, N.A.
Provisions Affecting Business Combinations
Our Articles of Incorporation require approval by 66-2/3% of the voting power of disinterested shareholders for any business combination between an interested shareholder and us for five years after such party became an interested shareholder. An interested shareholder is one beneficially owning 15% or more of the voting power. Business combinations include mergers, sales of assets and similar transactions. Our Articles of Incorporation also require any person who becomes an interested shareholder to offer to purchase all of our voting securities and securities convertible into or constituting warrants or options to purchase our voting securities within 25 days after achieving 15% ownership. The price to be paid would be the higher of the highest price paid by the interested shareholder in acquiring such beneficial ownership or the highest trading price during the 45 day period commencing 70 days prior to the date that such person became an interested shareholder. These provisions are not applicable if the proposed business combination is approved prior to its consummation by a majority of disinterested directors or if the transaction by which a person becomes an interested shareholder is approved at any time prior to that time by a majority of disinterested directors.
We are also subject to Chapter 1704 of the Ohio Revised Code which prohibits us from entering into transactions with persons owning 10% or more of our outstanding voting power for at least three years after attaining 10% ownership unless the board of directors has approved the acquisitions of shares resulting in such ownership. We are also subject to §1701.831 of the Ohio General Corporation Law requiring shareholder approval of acquisitions by persons beyond 20%, 33-1/3% and 50% of our voting power. Ohio Revised Code §1707.043 requires a person or entity making a proposal to acquire control of us to repay us any profits made from trade in our stock within 18 months after making the control proposal.
These provisions of our Articles of Incorporation and Ohio law would be important in any attempted takeover of us and could operate, depending on how utilized by the board of directors, either to discourage a hostile takeover or to enable the board of directors to negotiate a higher price than may be initially proposed in any such situation.
The vote of holders of 66-2/3% of all outstanding shares of common stock is required to amend our Articles of Incorporation and to approve mergers, reorganizations, and similar transactions.
DESCRIPTION OF PREFERRED STOCK
The following briefly summarizes the material terms of the preferred stock that we may offer, other than pricing and related terms which will be disclosed in a prospectus supplement.  You should read the particular terms of any series of preferred stock that we offer, which we will describe in more detail in any prospectus supplement relating to such series.  You should also read the more detailed provisions of our Articles of Incorporation, any amendment thereto establishing the terms of any series of the preferred stock and the statement with respect to shares relating to each particular series of preferred stock for provisions that may be important to you.  The statement with respect to shares relating to each particular series of preferred stock offered by the accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement.  The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.
General
Our board of directors is authorized to issue up to 1,000,000 shares of preferred stock.  As of the date of this prospectus, we have not issued any shares of preferred stock.  Our board of directors can issue shares of preferred stock in one or more series and can specify the following terms for each series:
•    the number of shares;
•    the designation, powers (including voting power), preferences and rights of the shares; and
•    the qualifications, limitations or restrictions, except as otherwise stated in our Articles of Incorporation.
Before issuing any series of preferred stock, our board of directors will adopt resolutions creating and designating the series as a series of preferred stock, and the resolutions will be filed in a statement with respect to shares as an amendment to our Articles of Incorporation.
The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future.  Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose.  Examples include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to our officers, directors and employees and its subsidiaries pursuant to benefit plans or otherwise. The preferred stock could have the effect of acting as an anti-takeover device to prevent a change in control of us.
Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will not have any preemptive or subscription rights to acquire more of our stock.
The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.
Rank
Unless otherwise specified in an amendment to our Articles of Incorporation and the prospectus supplement relating to the shares of any series of preferred stock, the shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.
Dividends
Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will be entitled to receive cash dividends, when, as and if declared by our board of directors out of funds legally available for dividends.  The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock.  Dividends will be payable to holders of record of preferred stock as they appear on our books.  Dividends on any series of preferred stock may be cumulative or noncumulative.
We may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for:
•	all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or
•	the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.
Partial dividends declared on shares of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata.  A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all such series of preferred stock.
Similarly, we may not declare, pay or set apart for payment non‑stock dividends or make other payments on the common stock or any other stock ranking junior to the preferred stock unless full dividends on all series of preferred stock have been paid or set apart for payment for:
•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or
•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.
Conversion and Exchange
The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock.
Redemption
If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or at the option of the holders, or may be mandatorily redeemed.
Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.
Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.
Liquidation Preference
Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends.  Such distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including common stock.
If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of our available assets on a ratable basis in proportion to the full liquidation preferences.  Holders of such series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.
Voting Rights
If we issue voting preferred stock, holders of preferred stock will be entitled to one vote per share on each matter submitted to our shareholders.  If we issue non-voting preferred stock, holders of preferred stock will have no voting rights, except as described in the applicable prospectus supplement or as otherwise required by applicable law.  The prospectus supplement will state the voting rights, if any, applicable to any particular series of preferred stock.
DESCRIPTION OF DEBT SECURITIES
General
The debt securities will be governed by documents called "indentures." An indenture is a contract between LSI and the trustee named in the indenture and applicable prospectus supplement, which acts as trustee for the debt securities. There may be more than one trustee under each indenture for different series of debt securities. The trustee has two main roles. First, the trustee can enforce your rights against LSI if LSI defaults. There are some limitations on the extent to which the trustee acts on your behalf, described under "—Remedies If An Event of Default Occurs." Second, the trustee may perform administrative duties for LSI, such as sending you interest payments, transferring your debt securities to a new buyer if you sell, and sending you notices.
The debt securities will be unsecured general obligations of LSI and may include:
•	senior debt securities, to be issued under the senior indenture; and
•	subordinated debt securities, to be issued under the subordinated indenture.

The prospectus supplement relating to any particular debt securities offered will indicate whether the debt securities are senior debt securities or subordinated debt securities and will describe the specific terms of the debt securities. The summary in this section and in any prospectus supplement does not describe every aspect of the senior or subordinated indenture or the debt securities, and is subject to and qualified in its entirety by reference to all of the provisions of the applicable indenture and the debt securities. The forms of the senior indenture and subordinated indenture and the forms of the debt securities are or will be filed as exhibits to or incorporated by reference in the registration statement. See "Where You Can Find More Information" for information on how to obtain a copy.
This section summarizes the general terms of the senior and subordinated debt securities that LSI may offer. When we refer to the indenture, we mean the senior indenture and the subordinated indenture collectively, unless we indicate otherwise. When we refer to the trustee, we mean the senior trustee and the subordinated trustee collectively, unless we indicate otherwise. When we refer to the debt securities, we mean the senior and subordinated debt securities, unless we indicate otherwise.
The prospectus supplement relating to any series of debt securities will describe the following specific financial, legal and other terms particular to such series of debt securities:
•	the title of the debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the date or dates on which the debt securities will mature;
•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, and the date or dates from which the interest will accrue;
•	the dates on which interest on the debt securities will be payable and the regular record dates for those interest payment dates;
•
the place or places where the principal and premium, if any, and interest, if any, shall be payable, where the debt securities may be surrendered for transfer or exchange, and where notices and demands may be served;

•
the date, if any, after which and the price or prices at which the debt securities may, in accordance with any option or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of any such optional or mandatory redemption provision;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the holder's option;
•	the denomination in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;
•
if other than the principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon the declaration of acceleration of the maturity of those debt securities;

•	any addition to, or modification or deletion of, any events of default or covenants with respect to the securities;
•	any provision relating to the defeasance of LSI's obligations in connection with the debt securities;
•	any provision regarding exchangeability or conversion of the debt securities into LSI common stock or other securities;
•
whether any debt securities will be issued in the form of a global security, and, if different than described below under "Book-Entry Securities," any circumstances under which a global security may be exchanged for debt securities registered in the names of persons other than the depositary for the global security or its nominee;

•	the subordination provisions applicable to the subordinated debt securities; and
•	any other material terms of the debt securities.

The terms of any series of debt securities may vary from the terms described here. Thus, this summary also is subject to and qualified by reference to the description of the particular terms of your debt securities to be described in the prospectus supplement. The prospectus supplement relating to the debt securities will be attached to the front of this prospectus.
The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities will be governed by New York law.
Events Of Default
You will have special rights if an "event of default" occurs, with respect to any series of debt securities, and is not cured, as described later in this subsection. Under the indenture, the term "event of default" means any of the following:
•	LSI does not pay interest on a debt security within 30 days of its due date;
•	LSI does not pay the principal or any premium on a debt security on its due date;
•
LSI remains in breach of any covenant or warranty described in the indenture for 90 days after LSI receives a notice stating it is in breach, which notice must be sent by either the trustee or direct holders of at least 25% of the principal amount of outstanding debt securities;

•
LSI fails to pay an amount of debt as defined in any mortgage, indenture, security agreement or other instrument totaling more than $25,000,000 in principal amount, LSI's obligation to repay is accelerated by its lenders, and this payment obligation remains accelerated for 30 days after LSI receives notice of default as described in the previous paragraph;

•
LSI becomes subject to one or more final, non-appealable judgments, orders or decrees requiring payments of more than $25,000,000 and such judgments, orders or decrees remain unsatisfied for 60 days during which a stay of enforcement has not been in effect after LSI receives notice as described two paragraphs above; or

•	certain events of bankruptcy, insolvency or reorganization of LSI.

Remedies if an Event of Default Occurs
If an event of default has occurred and has not been cured (if a cure period is provided for), the trustee or the direct holders of 25% in principal amount of the outstanding debt securities may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a "declaration of acceleration of maturity."
Except in cases of default, whereby a trustee has some special duties, a trustee is not required to take any action under the indenture at the request of any direct holders unless the direct holders offer the trustee reasonable protection from costs, expenses and liability (called an "indemnity"). If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in performing any other action under the indenture.
In general, before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
•	you must give the trustee written notice that an event of default has occurred and remains uncured;
•
the direct holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action in its own name as trustee because of the default, and must offer reasonable indemnity to the trustee against the costs, expenses and other liabilities of taking that action;

•	the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity; and
•
the trustee must not have received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice during the 60 day period after receipt of the above notice.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.
Modification
There are three types of changes LSI can make to the indentures and the debt securities.
Changes Requiring Your Approval
First, there are changes that cannot be made to the indentures or your debt securities without your specific approval.  The following is a list of those types of changes:
•	change the payment due date;
•	reduce any amounts due on a debt security;
•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;
•	impair your right to sue for payment;
•	reduce the percentage in principal amount of debt securities, the consent of whose holders is required to modify or amend the indenture;
•	reduce the percentage in principal amount of debt securities, the consent of whose holders is required to waive compliance with certain provisions of the indenture or to waive certain defaults; and
•	modify any other aspect of the provisions dealing with modification and waiver of the indenture.
Changes Requiring a Majority Vote
The second type of change to the indentures and the debt securities is the kind that requires consent of the holders of a majority in principal amount of the outstanding debt securities of the particular series affected. With a majority vote, the holders may waive past defaults, provided that such defaults are not of the type described previously under "Changes Requiring Your Approval."
Changes Not Requiring Approval
The third type of change does not require any vote by direct holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the debt securities.
Consolidation, Merger And Sale Of Assets
LSI may consolidate or merge with or into another entity, and LSI may sell or lease substantially all of LSI's assets to another corporation if the following conditions, among others, are met:
•
where LSI merges out of existence or sells or leases substantially all its assets, the other entity must be a corporation, partnership or trust organized under the laws of a state or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities; and

•	the merger, sale of assets or other transaction must not cause a default or an event of default on the debt securities.
Form, Exchange, Registration And Transfer
Generally, LSI will issue debt securities only in registered global form. See "Book-Entry Securities" below. However, if specified in the prospectus supplement, LSI may issue certificated securities in definitive form.
You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an "exchange."
You may exchange or transfer debt securities at the office of the trustee. The trustee acts as LSI's agent for registering debt securities in the names of holders and transferring debt securities. LSI may appoint another entity or perform this role itself. The entity performing the role of maintaining the list of registered direct holders is called the "security registrar." It will also perform transfers. You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.
If the debt securities are redeemable and LSI redeems less than all of the debt securities of a particular series, LSI may block the transfer or exchange of those debt securities during the period beginning 15 days before the day LSI mails the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. LSI may also refuse to register transfers or exchanges of debt securities selected for redemption, except that LSI will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Book-Entry Securities
The debt securities will be represented by one or more global securities. Unless otherwise indicated in the prospectus supplement, the global security representing the debt securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), New York, New York, or other successor depository LSI appoints, and registered in the name of the depository or its nominee. The debt securities will not be issued in definitive form unless otherwise provided in the prospectus supplement.
DTC will act as securities depository for the securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC's nominee).
DTC has informed LSI as follows:
•
DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

•
DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, trust companies, clearing corporations, and certain other organizations.
•	DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the Financial Industry Regulatory Authority.
•
Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We have provided the following descriptions of the operations and procedures of DTC solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by them from time to time. Neither we, any underwriter nor the trustee take any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.
We expect that under procedures established by DTC:
•
Upon deposit of the global securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global securities; and

•
Ownership of the debt securities will be shown on, and the transfer of ownership of the debt securities will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in the form of a certificate. For that reason, it may not be possible to transfer interests in a global security to those persons. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in a global security to pledge or transfer that interest to persons or entities that do not participate in DTC's system, or otherwise to take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of that interest.

So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the mortgage indenture and under the debt securities. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by that global security registered in their names, will not receive or be entitled to receive the debt securities in the form of a physical certificate and will not be considered the owners or holders of the debt securities under the mortgage indenture or under the debt securities, and may not be entitled to give the trustee directions, instructions or approvals. For that reason, each holder owning a beneficial interest in a global security must rely on DTC's procedures and, if that holder is not a direct or indirect participant in DTC, on the procedures of the DTC participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the mortgage indenture or the global security.
LSI will not have any responsibility or liability for any aspect of DTC's records relating to the debt securities or relating to payments made by DTC on account of the debt securities, or any responsibility to maintain, supervise or review any of DTC's records relating to the debt securities.
We will make payments on the debt securities represented by the global securities to DTC or its nominee, as the registered owner of the debt securities. We expect that when DTC or its nominee receives any payment on the debt securities represented by a global security, DTC will credit participants' accounts with payments in amounts proportionate to their beneficial interests in the global security as shown in DTC's records. We also expect that payments by DTC's participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. DTC's participants will be responsible for those payments.
Payments on the debt securities represented by the global securities will be made in immediately available funds. Transfers between participants in DTC will be made in accordance with DTC's rules and will be settled in immediately available funds.
Notices
Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

The Trustee
U.S. Bank National Association acts as trustee under each of the senior debt indenture and the subordinated debt indenture.
DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of common stock, debt securities or other securities registered pursuant to this registration statement and described in this prospectus.  We may issue warrants independently or together with other securities that may be attached to or separate from the warrants.  We will issue each series of warrants under a separate warrant agreement that will be entered into between us and a bank or trust company, as warrant agent, and will be described in the prospectus supplement relating to the particular issue of warrants.  The warrant agent will act solely as our agent in connection with the warrant of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.  The following describes certain general terms and provisions of debt warrants or common stock warrants we may offer.  We will set forth further terms of the debt warrants, common stock warrants or warrants to purchase other securities and the applicable warrant agreement in the applicable prospectus supplement.
Common Stock and Preferred Stock Warrants
The applicable prospectus supplement will describe the terms of any common stock or preferred stock warrants, including the following:
•	the title of such warrants;
•
the offering price of such warrants, which we may distribute proportionately free of charge to our shareholders (in the applicable prospectus supplement, we may refer to warrants distributed proportionately free of charge to our shareholders as rights to purchase our common stock and any securities not taken by our shareholders may be reoffered to the public);

•	the aggregate number of such warrants;
•	the designation and terms of the securities purchasable upon exercise of such warrants;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable;
•	the number of shares of securities purchasable upon exercise of the warrants and the price at which such shares may be purchased upon exercise;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, a discussion of certain United States federal income tax considerations;
•	the identity of the warrant agent for the warrants; and
•	the antidilution provisions of the warrants, if any.
Debt Warrants
The applicable prospectus supplement will describe the terms of any debt warrants, including the following:
•	the title of the debt warrants;
•	the offering price for the debt warrants;
•	the aggregate number of the debt warrants;
•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;
•	if applicable, the designation and terms of the securities with which such debt warrants are issued and the number of such debt warrants issued with each security;
•	if applicable, the date from and after which such debt warrants and any securities issued therewith will be separately transferable;
•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;
•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such debt warrants which may be exercised at any one time;
•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered form;
•	information with respect to book-entry procedures, if any;
•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, a discussion of certain United States federal income tax considerations;
•	the identity of the warrant agent for the warrants;
•	the antidilution provisions of such debt warrants, if any;
•	the redemption or call provisions, if any, applicable to such debt warrants; and
•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.
DESCRIPTION OF DEPOSITARY SHARES
The following briefly summarizes the provisions of the depositary shares and depositary receipts that we may issue from time to time and which would be important to holders of depository shares and depositary receipts, other than pricing and related terms, which will be disclosed in the applicable prospectus supplement.  The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the depositary shares or depositary receipts being offered and provide any additional provisions applicable to the depositary shares or depositary receipts being offered.  The following description and any description in a prospectus supplement may not be complete and are subject to, and qualified in their entirety by reference to the terms and provisions of the form of deposit agreement filed as an exhibit to the registration statement which contains this prospectus.
Depositary Shares
We may offer depositary shares evidenced by depositary receipts.  Each depositary share represents a fraction or a multiple of a share of a particular series of preferred stock that we issue and deposit with a depositary.  The fraction or the multiple of a share of preferred stock, which each depositary share represents, will be set forth in the applicable prospectus supplement.
We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company, which we will select as its preferred stock depositary.  We will name the depositary in the applicable prospectus supplement.  Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share.  These rights include any applicable dividend, voting, redemption, conversion and liquidation rights.  The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares.
Depositary Receipts
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.  Depositary receipts will be distributed to anyone who is buying the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.
Withdrawal of Preferred Stock
Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by the holder's depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement.  Partial shares of preferred stock will not be issued.  If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.  Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit that preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock.
Dividends and Other Distributions
The depositary will distribute to record holders of depositary shares any cash dividends or other cash distributions it receives on preferred stock.  Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder.  The depositary will distribute only whole U.S. dollars and cents.  The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares.
In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution.  If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.
The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by us on account of taxes or other governmental charges.
Redemption of Depositary Shares
If the series of preferred stock represented by depositary shares is subject to redemption, then we will give the necessary proceeds to the depositary.  The depositary will then redeem the depositary shares using the funds it received from us for the preferred stock.  The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share.  Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day, provided we have paid in full to the depositary the redemption price of the preferred stock to be redeemed and any accrued and unpaid dividends.  If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable method as the depositary will decide.
After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding.  Therefore, all rights of holders of the depositary shares will cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption.  To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the preferred stock depositary.  Any funds that we deposit with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date we deposit the funds.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders.  The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock.  The materials the holders will receive will describe the matters to be voted on and explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares.  For instructions to be valid, the depositary must receive them on or before the date specified.  To the extent possible, the depositary will vote the shares as instructed by the holder.  We agree to take all reasonable actions that the depositary determines are necessary to enable it to vote as a holder has instructed. The depositary will abstain from voting shares of preferred stock deposited under a deposit agreement if it has not received specific instructions from the holder of the depositary shares representing those shares.
Amendment and Termination of the Deposit Agreement
We may agree with the depositary to amend the deposit agreement and the form of depositary receipt at any time.  However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the holders of at least a majority of the affected depositary shares then outstanding.  We will make no amendment that impairs the right of any holder of depositary shares, as described above under "Withdrawal of Preferred Stock," to receive shares of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law.  If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.
The deposit agreement automatically terminates if a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.  We may also terminate the deposit agreement at any time we wish with at least 60 days prior written notice to the depositary.  If we do so, the depositary will give notice of termination to the record holders not less than 30 days before the termination date.  Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder's depositary receipts.
Charges of Depositary and Expenses
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements.  We will pay all charges of the depositary in connection with the initial deposit of the related series of offered preferred stock, the initial issuance of the depositary shares, all withdrawals of shares of the related series of offered preferred stock by holders of the depositary shares and the registration of transfers of title to any depositary shares. However, holders of depositary receipts will pay other taxes and governmental charges and any other charges provided in the deposit agreement to be payable by them.
Limitations on Our Obligations and Liability to Holders of Depositary Receipts
The deposit agreement will expressly limit our obligations and the obligations of the depositary.  It will also limit our liability and the liability of the depositary as follows:
•	we and the depositary are only liable to the holders of depositary receipts for negligence or willful misconduct; and
•
we and the depositary have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on your behalf or on behalf of any other party, unless you provide us with satisfactory indemnity.

Resignation and Removal of Depositary
The depositary may resign at any time by notifying us of its election to do so.  In addition, we may remove the depositary at any time.  Within 60 days after the delivery of the notice of resignation or removal of the depositary, we will appoint a successor depositary.
Reports to Holders
We will deliver all required reports and communications to holders of the offered preferred stock to the depositary, and it will forward those reports and communications to the holders of depositary shares.
DESCRIPTION OF UNITS
We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.
Any applicable prospectus supplement will describe:
•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	any material provisions of the governing unit agreement that differ from those described above.
PLAN OF DISTRIBUTION
We may sell the securities covered by this prospectus in any of the following ways (or in any combination) from time to time:
•	to or through underwriters or dealers;
•	directly to a limited number of purchasers or to a single purchaser;
•	through agents; or
•	in "at the market offerings," within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.
In addition, we may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If any applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and any applicable prospectus supplement, sell securities covered by this prospectus and any applicable prospectus supplement. If so, the third party may use securities borrowed from others to settle such sales and may use securities received from us to close out any related short positions.  We may also loan or pledge securities covered by this prospectus and any applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any applicable prospectus supplement.
Any applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:
•	the name or names of any underwriters, dealers, agents or guarantors and the amounts of securities underwritten or purchased by each of them, if any;
•	any material relationship with the underwriter and the nature of such relationship, if any;
•	the over-allotment options under which underwriters may purchase additional securities, if any;
•
the public offering price or purchase price of the securities and the proceeds to us and any discounts, commissions, or concessions or other items constituting compensation allowed, re-allowed or paid to underwriters, dealers or agents, if any;

•	any securities exchanges on which the securities may be listed, if any; and
•	the manner in which results of the distribution are to be made public, and when appropriate, the manner for refunding any excess amount paid (including whether interest will be paid).
Any public offering price or purchase price and any discounts, commissions, concessions or other items constituting compensation allowed or re-allowed or paid to underwriters, dealers or agents may be changed from time to time.
Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.
We may sell the securities through agents from time to time. If required by applicable law, any applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, unless otherwise indicated in any applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in any applicable prospectus supplement or other prices pursuant to delayed delivery or other contracts providing for payment and delivery on a specified date in the future. Any delayed delivery contracts will be subject only to those conditions set forth in any applicable prospectus supplement, and any applicable prospectus supplement will set forth any commissions we pay for solicitation of these delayed delivery contracts.
Each underwriter, dealer and agent participating in the distribution of any offered securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).
Offered securities may also be offered and sold, if so indicated in any applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us, and its compensation will be described in any applicable prospectus supplement.
Each series of offered securities will be a new issue and, other than the common stock that is listed on the Nasdaq Global Select Market, will have no established trading market. We may elect to list any series of offered securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.
We may sell equity securities in an offering "at the market," as defined in Rule 415 under the Securities Act of 1933. A post-effective amendment to this Registration Statement will be filed to identify the underwriter(s) at the time of the take-down for "at the market" offerings.
Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market.
All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

Agents, underwriters and other third parties described above may be entitled under relevant underwriting or other agreements to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents, underwriters or other third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Keating Muething & Klekamp PLL, Cincinnati, Ohio.
EXPERTS
The financial statements, schedule, and management's assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses Of Issuance And Distribution.
The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are estimated below:
Securities and Exchange Commission registration fee	$10,070.00
Trustee Fees and Expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Printing Costs	*
Miscellaneous	*
Total	$ *

*Estimated expenses are presently not known and cannot be estimated.

Item 15. Indemnification Of Directors And Officers.
The following discussion is subject to the complete text of Section 1701.13(E) of the Ohio General Corporation Law and is qualified in its entirety by reference thereto.

Ohio General Corporation Law Section 1701.13(E), allows indemnification by the Registrant to any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Registrant, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, against expenses, including, attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the Registrant's best interests and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Registrant, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to  the Registrant unless deemed otherwise by the court. Indemnifications are to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders or by the court.
Article V of the Registrant's Amended and Restated Code of Regulations provides as follows:

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1.  Right of Indemnification.  Each person who was or is made a party to or is threatened to be made a party to or is otherwise involved (including, without limitation as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director, officer or member of a committee of the Corporation or that, being or having been such a Director or officer of the Corporation, he or she is or was serving at the request of an executive officer of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, limited liability company or other enterprise, including service with respect to an employee benefit plan as a trustee, fiduciary or otherwise (hereinafter an "Indemnitee"), whenever the basis of such proceeding is alleged action in an official capacity as such a director, officer, partner, trustee, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Ohio Revised Code, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability and loss (including, without limitation, the cost of reasonable settlements with or without suit, attorneys' fees, costs of investigation, judgments, fines, excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974 ("ERISA") or other federal or state acts) actually incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, partner, trustee, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors, and administrators.  Except as provided in ARTICLE V Section 2 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board of Directors of the Corporation.  To the extent any of the indemnification provisions set forth above prove to be ineffective for any reason in furnishing the indemnification provided, each of the persons named above shall be indemnified by the Corporation to the fullest extent not prohibited by applicable law.
(a)       The right to indemnification conferred in this ARTICLE V Section 1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses").  An advancement of expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it is proved by clear and convincing evidence in a court of competent jurisdiction that his omission or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation.  An advancement of expenses shall not be made if the Corporation's Board of Directors makes a good faith determination that such payment would violate applicable law.
Section 2.  Right of Indemnitee to Bring Suit.  If a claim under ARTICLE V Section 1 is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful, in whole or in part, in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit.  The Indemnitee shall be presumed to be entitled to indemnification under this ARTICLE V upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the Indemnitee is so entitled.
(a)       Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its Shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its Shareholders) that the Indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the Indemnitee is not so entitled.
Section 3.  Nonexclusivity and Survival of Rights.  The rights to indemnification and to the advancement of expenses conferred in this ARTICLE V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provisions of the Articles, these Regulations, agreement, vote of Shareholders or disinterested Directors, or otherwise.  Such rights shall also not be exclusive of, and shall be in addition to, any rights to which such person may be entitled by contract with the Corporation, which is expressly permitted hereby.
(a)       Notwithstanding any amendment to or repeal of this ARTICLE V, or of any of the procedures established by the Board of Directors pursuant to ARTICLE V Section 6, any Indemnitee shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any acts or omissions of such Indemnitee occurring prior to such amendment or repeal.
(b)       Without limiting the generality of the foregoing paragraph, the rights to indemnification and to the advancement of expenses conferred in this ARTICLE V shall, notwithstanding any amendment to or repeal of this ARTICLE V, inure to the benefit of any person who otherwise may be entitled to be indemnified pursuant to this ARTICLE V (or the estate or personal representative of such person) for a period of six years after the date such person's service to or in behalf of the Corporation shall have terminated or for such longer period as may be required in the event of a lengthening in the applicable statute of limitations.
(c)       Advancement of expenses may be made by the Corporation against costs, expenses and fees to the extent permitted by, and in accordance with, any terms and conditions of applicable law.
Section 4.  Insurance, Contracts and Funding.  The Corporation may, to the full extent then permitted by law, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in this ARTICLE V, against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability, loss and/or expense under the Ohio Revised Code. The Corporation may enter into contracts with any Indemnitee in furtherance of the provisions of this ARTICLE V and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this ARTICLE V.  Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.
Section 5.  Indemnification of Employees and Agents of the Corporation.  The Corporation may, by action of its Board of Directors, authorize one or more executive officers to grant rights to advancement of expenses to employees or agents of the Corporation on such terms and conditions no less stringent than provided in ARTICLE V Section 1 hereof as such officer or officers deem appropriate under the circumstances.  The Corporation may, by action of its Board of Directors, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the Corporation with the same scope and effect as the provisions of this ARTICLE V with respect to the indemnification and advancement of expenses of Directors, officers and members of a committee of the Corporation; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board of Directors.
Section 6.  Procedures for the Submission of Claims.  The Board of Directors may establish reasonable procedures for the submission of claims for indemnification pursuant to this ARTICLE V, determination of the entitlement of any person thereto, and review of any such determination.  Such procedures shall be set forth in an appendix to these Regulations and shall be deemed for all purposes to be a part hereof.
Section 7.  Definition of Performance.  For the purposes of this Article, a Director, officer or member of a committee shall conclusively be deemed not to have been willfully derelict in the performance of such person's duty as such Director, officer or member of committee:
(a)       Determination by Suit.  In a matter which shall have been the subject of a suit or proceeding in which such person was a party which is disposed of by adjudication on the merits, unless such person shall have been finally adjudged in such suit or proceeding to have been willfully derelict in the performance of that person's duty as such Director, officer or member of a committee; or
(b)      Determination by Committee.  In a matter not falling within (a) above, a majority of disinterested members of the Board of Directors or a majority of a committee of disinterested Shareholders of the Corporation, selected as hereinafter provided, shall determine that such person was not willfully derelict.  Such determination shall be made by the disinterested members of the Board of Directors except where such members shall determine that such matter should be referred to said committee of disinterested Shareholders.
Section 8.  Selection of Committee.  The selection of a committee of Shareholders provided above may be made by the majority vote of the disinterested Directors or, if there be no disinterested Director or Directors, by the chief executive officer of the Corporation.  A Director or Shareholder shall be deemed disinterested in a matter if such person has no interest therein other than as a Director or Shareholder of the Corporation as the case may be.  The Corporation shall pay the fees and expenses of the Shareholders or Directors, as the case may be, incurred in connection with making a determination as above provided.
Section 9.  Non-Committee Determination.  In the event that a Director, officer or member of a committee shall be found by some other method not to have been willfully derelict in the performance of such person's duty as such Director, officer or member of a committee, then such determination as to dereliction shall not be questioned on the ground that it was made otherwise than as provided above.
The Registrant maintains liability insurance for all of its directors and officers ("D&O Insurance"). The D&O Insurance provides for payment on behalf of the directors and officers, up to the policy limits and after expenditure of a specified deductible, of all Loss (as defined) from claims made against them during the policy period for defined wrongful acts, which include errors, misstatements or misleading statements, acts or omissions and neglect or breach of duty by directors and officers in the discharge of their individual or collective duties as such. The D&O Insurance includes the cost of investigations and defenses, appeals and bonds and settlements and judgments and contains various limits, exclusions and reporting requirements. The Registrant also has entered into indemnification agreements with its directors and certain officers.
Item 16.  Exhibits And Financial Statement Schedules.
Exhibit No.	Description of Document
1.1(1)	Form of Underwriting Agreement
4.1(2)	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement File No. 33-65043)
4.2(2)	Amended and Restated Code of Regulations (incorporated by reference to Exhibit 3.2 to the Registrant's Form 8-K filed on January 22, 2009)
4.3(2)	Form of Senior Indenture (incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement File No. 333-169266)
4.4(2)	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement File No. 333-169266)
4.5(1)	Form of Debt Security
4.6(1)	Form of Deposit Agreement
4.7(1)	Form of Depositary Receipt
4.8(1)	Form of Warrant Agreement
5	Opinion of Keating Muething & Klekamp PLL
8(1)	Opinion of tax counsel
12	Statement re: Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Grant Thornton LLP
23.2	Consent of Keating Muething & Klekamp PLL (contained in Exhibit 5)
24	Powers of Attorney (contained on the signature pages)
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee under the Senior Indenture
25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U. S. Bank National Association, as Trustee under the Subordinated Indenture

(1) To be filed as an exhibit to a Current Report on Form 8-K.
(2) Incorporated by reference from other documents filed with the Commission as indicated.
Item 17.  Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
In connection with securities to be offered to existing securityholders pursuant to warrants or rights and any securities not taken by securityholders to be reoffered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)
If the securities to be registered are to be offered at competitive bidding, the undersigned registrant hereby undertakes: (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the Registration Statement, together with any supplements thereto, and (2) to file an amendment to the Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(e)
The undersigned registrant hereby undertakes to deliver or caused to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to securityholders that is incorporated by reference in the prospectus and is furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(f)
The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(g)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(h)
The undersigned registrant hereby undertakes to file, if necessary, an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of such Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, LSI Industries Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of the 7th day of September, 2016.
LSI INDUSTRIES INC.

By: /s/ Dennis W. Wells
Dennis W. Wells
President and Chief Executive Officer
(Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dennis W. Wells and Ronald S. Stowell, and each of them acting individually, his true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Signature	Capacity	Date

/s/ Dennis W. Wells Dennis W. Wells	Director	September 7, 2016
/s/ Ronald S. Stowell Ronald S. Stowell	Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	September 7, 2016
/s/ Robert P. Beech Robert P. Beech	Director	September 7, 2016
/s/ Gary P. Kreider Gary P. Kreider	Chairman of the Board of Directors, Director	September 7, 2016
/s/ Wilfred T. O'Gara Wilfred T. O'Gara	Director	September 7, 2016
/s/ Dennis B. Meyer Dennis B. Meyer	Director	September 7, 2016
/s/ John K. Morgan John K. Morgan	Director	September 7, 2016
/s/ Mark A. Serrianne Mark. A. Serrianne	Director	September 7, 2016
/s/ James P. Sferra James P. Sferra	Director	September 7, 2016
/s/ Robert A. Steele Robert A. Steele	Director	September 7, 2016